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Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We have issued our report dated June 7, 2002, accompanying the consolidated financial statements and schedules on Form 10-K of Motorcar Parts and Accessories, Inc. for the year ended March 31, 2002. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Motorcar Parts and Accessories, Inc. on Forms S-8 (File No. 333-18651, effective December 23, 1992, File No. 333-93988, effective June 27, 1995 and File No. 333-70571, effective January 14, 1999).

/s/ GRANT THORNTON LLP

Irvine, California

February 13, 2003

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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS